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                                                                   EXHIBIT 32




SECTION 1350 CERTIFICATION


Each of the undersigned hereby certifies in his or her capacity as an officer of Heritage Financial Group (the "Company") that the Quarterly Report of the Company on Form 10-QSB for the period ended March 31, 2006, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and periods presented in the financial statements included in such report.



Date: May 15, 2006                        By:  /s/ O. Leonard Dorminey
                                              ----------------------------------
                                              O. Leonard Dorminey
                                              President and Chief Executive
                                              Officer




Date: May 15, 2006                        By:  /s/ Tammy W. Burdette
                                              ----------------------------------
                                              Tammy W. Burdette
                                              Executive Vice President and
                                              Chief Financial Officer